HISTORICAL SELECTED FINANCIAL DATA
CHITTENDEN CORPORATION

                                        Nine Months          Years Ended
                                     Ended Sept. 30,         December 31,

                                               1994        1993        1992
                                               ----        ----        ----
(In thousands, except share amounts)

Statements of Operations

 Interest Income                         $   61,801  $   79,803  $   86,984
 Interest Expense                            22,027      29,574      41,300
                                         ----------  ----------  ----------
 Net Interest Income                         39,774      50,229      45,684
 Provision for possible loan losses           3,400       6,600       7,513
                                         ----------  ----------  ----------
 Net interest income after provision
  for possible loan losses                   36,374      43,629      38,171
 Noninterest income                          17,035      24,308      21,073
 Noninterest expense                         36,543      51,097      49,582
                                         ----------  ----------  ----------
 Income (loss) before provision
 (benefit) for income taxes                  16,866      16,840       9,662
 Provision (benefit) for income
  taxes                                       5,615       5,243       2,444
                                         ----------  ----------  ----------
 Income (loss) before cumulative effect
  of change in accounting principle          11,251      11,597       7,218
 Cumulative effect of change in
  accounting principle                            0        (575)          0
                                         ----------  ----------  ----------
 Net Income (loss)                           11,251      11,022       7,218
 Preferred stock dividends                        0           0           0
                                         ----------  ----------  ----------
 Net income (loss) applicable to
  common stock                           $   11,251  $   11,022  $    7,218
                                         ==========  ==========  ==========
 Total assets at period-end              $1,223,593  $1,231,003  $1,192,068
 Long-term debt at period-end                     0           0          59

Balance sheets-average daily balances:
 Total assets                            $1,192,163  $1,172,809  $1,171,060
 Loans, net of allowance                    824,956     852,958     844,126
 Investment securities and interest-
  bearing cash equivalents                  269,858     220,927     222,428
 Total deposits                           1,044,580   1,030,839   1,021,827
 Long-term debt                                   0           7       2,034
 Total stockholders' equity                 100,618      92,813      83,520

Per common share:
 Net income (loss)                       $     1.77  $     1.78  $     1.17
 Cash dividends declared                       0.33        0.20        0.13
 Book value                                   16.53       15.73       14.04
 Weighted average common shares
  outstanding                             6,366,107   6,206,848   6,193,944










HISTORICAL SELECTED FINANCIAL DATA
CHITTENDEN CORPORATION

                                                 Years Ended December 31,


                                               1991        1990        1989
                                               ----        ----        ----
(In thousands, except share amounts)

Statements of Operations

 Interest Income                         $  100,061  $  106,182  $  109,971
 Interest Expense                            57,972      63,410      64,004
                                         ----------  ----------  ----------
 Net Interest Income                         42,089      42,772      45,967
 Provision for possible loan losses           8,843      12,189      10,830

 Net interest income after provision
  for possible loan losses                   33,246      30,583      35,137
 Noninterest income                          18,442      16,529      17,424
 Noninterest expense                         45,847      50,378      46,601
                                         ----------  ----------  ----------
 Income (loss) before provision
  (benefit) for income taxes                  5,841      (3,266)      5,960
 Provision (benefit) for income
  taxes                                       1,234      (2,219)      1,006
                                         ----------  ----------  ----------
 Income (loss) before cumulative effect
  of change in accounting principle           4,607      (1,047)      4,954
 Cumulative effect of change in
  accounting principle                            -           -           -
                                         ----------  ----------  ----------
 Net income (loss)                            4,607      (1,047)      4,954
 Preferred stock dividends                        0           0          15
                                         ----------  ----------  ----------
 Net income (loss) applicable to
  common stock                           $    4,607  $   (1,047) $    4,939
                                         ==========  ==========  ==========
 Total assets at period-end              $1,204,949  $1,136,988  $1,098,734
 Long-term debt at period-end                 2,473       2,473       7,732

Balance sheets-average daily balances:
 Total assets                            $1,115,744  $1,094,984  $1,096,016
 Loans, net of allowance                    828,433     847,440     851,059
 Investment securities and interest-
  bearing cash equivalents                  191,244     147,353     148,142
 Total deposits                             992,017     959,297     952,431
 Long-term debt                               2,473       6,368       9,992
 Total stockholders' equity                  74,476      74,338      78,621

Per common share:
 Net income (loss)                       $     0.74  $    (0.17) $     0.79
 Cash dividends declared                       0.00        0.29        0.54
 Book value                                   12.79       11.59       12.24
 Weighted average common shares
  outstanding                             6,186,600   6,192,416   6,258,399










HISTORICAL SELECTED FINANCIAL DATA
CHITTENDEN CORPORATION (Cont'd.)

                                        Nine Months          Years Ended
                                     Ended Sept. 30,         December 31,

                                               1994        1993        1992
                                               ----        ----        ----
Selected financial percentages:

 Return on average total assets (1)            1.26%       0.94%       0.62%
 Return on average common
  stockholders' equity (1)                    14.95       11.88        8.64
 Interest rate spread                          4.32        4.20        3.78
 Net yield on earning assets                   4.87        4.68        4.35
 Net charge-offs as a percent
  of average loans                             0.38        0.47        0.64
 Nonperforming asset ratio (2)                 1.06        1.84        2.79
 Allowance for possible loan losses as
  a percent of period-end loans                2.20        2.22        1.87
 Period-end leverage capital ratio             8.83        8.13        7.30
 Period-end primary capital ratio                NA          NA          NA
 Risk-based capital ratios:
  Tier I                                      11.95       11.05        9.64
  Total                                       13.32       12.41       10.95
 Average stockholders' equity to
  average assets                               8.44        7.91        7.13
 Common stock dividend payout
  ratio (3)                                   18.64       11.28       11.44



- ----------------------------------------

(1) Income used in the calculation is net income (loss) applicable to common stock.

(2) The sum of nonperforming assets (nonaccrual loans, restructured loans,and other real estate owned) divided by the sum of total loans and other real estate owned.

(3) Common stock cash dividends declared divided by net income applicable to common stock.










HISTORICAL SELECTED FINANCIAL DATA
CHITTENDEN CORPORATION (Cont'd.)

                                                 Years Ended December 31,


                                               1991        1990        1989
                                               ----        ----        ----
Selected financial percentages:

 Return on average total assets (1)            0.41%      (0.10%)      0.45%
 Return on average common
  stockholders' equity (1)                     6.19       (1.41)       6.28
 Interest rate spread                          3.41        3.53        3.72
 Net yield on earning assets                   4.22        4.44        4.74
 Net charge-offs as a percent
  of average loans                             0.89        1.44        0.53
 Nonperforming asset ratio (2)                 3.75        3.42        3.70
 Allowance for possible loan losses as
  a percent of period-end loans                1.73        1.56        1.52
 Period-end leverage capital ratio             6.86         NA          NA
 Period-end primary capital ratio                NA        7.36        8.03
 Risk-based capital ratios:
  Tier I                                       8.53        7.88         NA
  Total                                       10.04        9.36         NA
 Average stockholders' equity to
  average assets                               6.68        6.79        7.17
 Common stock dividend payout
  ratio (3)                                    0.00         NA        68.98



- ----------------------------------------

(1) Income used in the calculation is net income (loss) applicable to common stock.

(2) The sum of nonperforming assets (nonaccrual loans, restructured loans,and other real estate owned) divided by the sum of total loans and other real estate owned.

(3) Common stock cash dividends declared divided by net income applicable to common stock.









HISTORICAL SELECTED FINANCIAL DATA
THE BANK OF WESTERN MASSACHUSETTS

                                        Nine Months          Years Ended
                                     Ended Sept. 30,         December 31,

                                               1994        1993        1992
                                               ----        ----        ----
(In thousands, except share amounts)

Statements of Operations

 Interest income                         $   11,100  $   12,361  $   13,292
 Interest expense                             4,342       5,513       6,812
                                         ----------  ----------  ----------
 Net Interest income                          6,758       6,848       6,480
 Provision for possible loan losses           1,050         960       1,330
                                         ----------  ----------  ----------
 Net interest income after provision
  for possible loan losses                    5,708       5,888       5,150
 Noninterest income                             402         932         776
 Noninterest expense                          4,366       4,860       4,346
                                         ----------  ----------  ----------
 Income (loss) before provision
  (benefit) for income taxes                  1,744       1,960       1,580
 Provision (benefit) for income
  taxes                                         689         758         645
                                         ----------  ----------  ----------
 Income (loss) before cumulative effect
  of change in accounting principle           1,055       1,202         935
 Cumulative effect of change in
  accounting principle                            0           0          35
                                         ----------  ----------  ----------
Net income (loss)                        $    1,055  $    1,202  $      970
                                         ==========  ==========  ==========
 Total assets at period-end              $  214,184  $  205,451  $  187,516
 Long-term debt at period-end                     0           0           0

Balance sheets-average daily balances:
 Total assets                            $  205,004  $  180,863  $  179,217
 Loans, net of allowance                    150,092     137,950     135,393
 Investment securities and interest-
  bearing cash equivalents                   41,462      31,442      32,458
 Total deposits                             183,956     162,081     162,473
 Total stockholders' equity                  16,989      15,405      14,333

Per common share:
 Net income (loss)                       $    57.21  $    65.19  $    52.63
 Cash dividends declared                       0.00        0.00        0.00
 Book value                                  878.73      864.17      798.98
 Weighted average common shares
  outstanding                                18,440      18,440      18,432








HISTORICAL SELECTED FINANCIAL DATA
THE BANK OF WESTERN MASSACHUSETTS

                                                 Years Ended December 31,


                                               1991        1990        1989
                                               ----        ----        ----
(In thousands, except share amounts)

Statements of Operations

 Interest income                         $   14,842  $   14,219  $    9,823
 Interest expense                             9,045       9,345       6,205
                                         ----------  ----------  ----------
 Net Interest income                          5,797       4,874       3,618
 Provision for possible loan losses           3,500       1,267         411
                                         ----------  ----------  ----------
 Net interest income after provision
  for possible loan losses                    2,297       3,607       3,207
 Noninterest income                             497         157          57
 Noninterest expense                          3,995       3,465       2,223
                                         ----------  ----------  ----------
 Income (loss) before provision
  (benefit) for income taxes                 (1,201)        299       1,041
 Provision (benefit) for income
 taxes                                         (409)         93         431
                                         ----------  ----------  ----------
 Income (loss) before cumulative effect
  of change in accounting principle            (792)        206         610
 Cumulative effect of change in
  accounting principle                            0           0           0
                                         ----------  ----------  ----------
 Net income (loss)                       $     (792) $      206  $      610
                                         ==========  ==========  ==========
 Total assets at period-end              $  182,799  $  149,964  $  118,418
 Long-term debt at period-end                     0           0           0

Balance sheets-average daily balances:
 Total assets                            $  164,104  $  137,038  $   89,823
 Loans, net of allowance                    133,181     115,450      71,151
 Investment securities and interest-
  bearing cash equivalents                   21,020      10,049       6,617
 Total deposits                             147,839     120,513      75,369
 Total stockholders' equity                  14,179      14,436      12,146

Per common share:
 Net income (loss)                       $   (43.14) $    11.20  $    35.56
 Cash dividends declared                       0.00        0.00        0.00
 Book value                                  745.35      788.49      777.00
 Weighted average common shares
  outstanding                                18,365      18,364      17,169








HISTORICAL SELECTED FINANCIAL DATA
THE BANK OF WESTERN MASSACHUSETTS (Cont'd.)

                                        Nine Months          Years Ended
                                     Ended Sept. 30,         December 31,

                                               1994        1993        1992
                                               ----        ----        ----
Selected financial percentages:

 Return on average total assets (1)            0.69%       0.66%       0.54%
 Return on average common
  stockholders' equity (1)                     8.52        7.80        6.77
 Interest rate spread                          4.26        3.44        3.24
 Net yield on earning assets                   4.72        3.96        3.79
 Net charge-offs as a percent
  of average loans                             0.50        0.70        0.80
 Nonperforming asset ratio (2)                 2.26        2.85        3.40
 Allowance for possible loan losses as
   a percent of period-end loans               2.17        2.30        2.37
 Period-end leverage capital ratio             7.93        7.76        7.86
 Period-end primary capital ratio                NA          NA          NA
 Risk-based capital ratios:
  Tier I                                      10.18        9.72       10.59
  Total                                       11.44       11.36       11.85
 Average stockholders' equity to
  average assets                               8.08        8.52        8.00





- ----------------------------------------

(1) Income used in the calculation is net income (loss) applicable to common stock.

(2) The sum of nonperforming assets (nonaccrual loans, restructured loans,and other real estate owned) divided by the sum of total loans and other real estate owned.




















HISTORICAL SELECTED FINANCIAL DATA
THE BANK OF WESTERN MASSACHUSETTS (Cont'd.)

                                                 Years Ended December 31,


                                               1991        1990        1989
                                               ----        ----        ----
Selected financial percentages:

 Return on average total assets (1)           (0.48%)      0.15%       0.68%
 Return on average common
  stockholders' equity (1)                    (5.59)       1.43        5.02
 Interest rate spread                          2.82        2.66        2.66
 Net yield on earning assets                   3.68        3.74        4.23
 Net charge-offs as a percent
  of average loans                             1.50        0.50        0.00
 Nonperforming asset ratio (2)                 3.21        1.10        0.23
 Allowance for possible loan losses as
  a percent of period-end loans                2.20        1.20        0.92
 Period-end leverage capital ratio             7.49         NA          NA
 Period-end primary capital ratio                NA       10.59       12.84
 Risk-based capital ratios:
  Tier I                                       9.66         NA          NA
  Total                                       10.92         NA          NA
 Average stockholders' equity to
  average assets                               8.64       10.53       13.52





- ----------------------------------------

(1) Income used in the calculation is net income (loss) applicable to common stock.

(2) The sum of nonperforming assets (nonaccrual loans, restructured loans,and other real estate owned) divided by the sum of total loans and other real estate owned.




















UNAUDITED PRO FORMA SELECTED FINANCIAL DATA
CC AND BWM

                                          Nine Months Ended September 30, 1994
                                          Historical

                                                   CC         BWM   Pro Forma
                                                 ----        ---- ------------
(In thousands, except share amounts)

Consolidated Statements of Operations

 Interest income                           $   61,801  $   11,100  $   73,077
 Interest expense                              22,027       4,342      26,466
                                           ----------  ----------  ----------
 Net Interest income                       $   39,774  $    6,758  $   46,611
 Provision for possible loan losses             3,400       1,050       4,450
                                           ----------  ----------  ----------
 Net interest income after provision
  for possible loan losses                     36,374       5,708      42,161
 Noninterest income                            17,035         402      17,437
 Noninterest expense                           36,543       4,366      41,633
                                           ----------  ----------  ----------
 Income before income taxes                    16,866       1,744      17,965
 Income tax expense                             5,615         689       6,121
                                           ----------  ----------  ----------
 Income before cumulative effect
  of change in accounting principle            11,251       1,055      11,844
 Cumulative effect of change in
  accounting principle                              0           0           0
                                           ----------  ----------  ----------
 Net income                                $   11,251  $    1,055  $   11,844
                                           ==========  ==========  ==========

Per common share:
 Net income                                $     1.77              $     1.69
 Book value                                     16.53                   16.99
 Weighted average common and
  common equivalent shares
   outstanding                              6,366,107               6,993,632

Consolidated Balance Sheet
(at September 30, 1994)
 Total assets                              $1,223,593  $  214,184  $1,437,108
 Investment securities available for sale 217,995 36,029 254,024 Investment securities held for
  investment                                   10,223           0      10,223
 Loans (net of unearned income and
  allowance for possible loan losses)         849,175     160,427   1,008,542
 Deposits                                   1,039,728     185,755   1,225,127
 Stockholders' Equity                         103,081      16,204     116,669




UNAUDITED PRO FORMA SELECTED FINANCIAL DATA
CC AND BWM

                                          Year Ended December 31, 1993
                                          Historical

                                                   CC         BWM   Pro Forma
                                                 ----        ---- ------------
(In thousands, except share amounts)

Consolidated Statements of Operations

 Interest income                           $   79,803  $   12,361  $   92,456
 Interest expense                              29,574       5,513      35,265
                                           ----------  ----------  ----------
 Net Interest income                       $   50,229  $    6,848  $   57,191
 Provision for possible loan losses             6,600         960       7,560
                                           ----------  ----------  ----------
 Net interest income after provision
  for possible loan losses                     43,629       5,888      49,631
 Noninterest income                            24,308         932      25,240
 Noninterest expense                           51,097       4,860      56,924
                                           ----------  ----------  ----------
 Income before income taxes                    16,840       1,960      17,947
 Income tax expense                             5,243         758       5,760
                                           ----------  ----------  ----------
 Income before cumulative effect
  of change in accounting principle            11,597       1,202      12,187
 Cumulative effect of change in
  accounting principle                           (575)          0           0
                                           ----------  ----------  ----------
 Net income                                $   11,022  $    1,202  $   12,187
                                           ==========  ==========  ==========

Per common share:
 Net income                                $     1.78              $     1.78
 Book value                                     15.73
 Weighted average common and
  common equivalent shares
   outstanding                              6,206,848               6,834,373

Consolidated Balance Sheet
(at September 30, 1994)
 Total assets
 Investment securities available for sale
 Investment securities held for
  investment
 Loans (net of unearned income and
  allowance for possible loan losses)
 Deposits
 Stockholders' Equity